                                                                      EXHIBIT 99

[HCA LOGO]

                                                                            NEWS
-------------------------------------------------------------------------------

                                                           FOR IMMEDIATE RELEASE


INVESTOR CONTACT:                                                MEDIA CONTACT:
Mark Kimbrough                                                   Jeff Prescott
615-344-2688                                                     615-344-5708


                      HCA REPORTS 3RD QUARTER 2003 RESULTS
                     ESTABLISHES LONG-TERM EPS GROWTH TARGET

NASHVILLE, TN, October 21, 2003 -- HCA (NYSE: HCA) today announced results for its third quarter ended September 30, 2003. Consolidated revenues for the quarter were $5.5 billion, up 11.0 percent from $4.9 billion for the comparable period last year. Net income totaled $306 million or $0.61 per diluted share in the third quarter compared to $200 million or $0.38 per diluted share in the third quarter of 2002.

The operating results for the third quarter of 2003 include a $10 million pretax gain, or $0.01 per diluted share, on the sale of a facility. The operating results for the third quarter of 2002 included a $168 million pretax charge, or ($0.20) per diluted share, on the impairment of investment securities and investigation related costs of $16 million pretax, or ($0.02) per diluted share.

Consolidated admissions increased 3.9 percent in the quarter. Same facility admissions for the quarter increased 0.2 percent. Excluding skilled nursing beds and obstetric units closed within the last twelve months, same facility admissions increased 1.0 percent. Same facility revenues increased 6.9 percent while same facility revenue per equivalent admission increased 7.1 percent.

The Company's provision for doubtful accounts increased to 10.3 percent of consolidated revenues in the third quarter of 2003 compared to 8.3 percent in the third quarter of 2002 due to a continuation of trends associated with growth of uninsured and self-pay accounts and a deterioration of the collectibility of these accounts.

Management recently completed its annual environmental review in an effort to reassess the Company's long-term outlook and to address appropriate modifications to the Company's strategic plan. The key findings and actions are as follows:


         - HCA's core business strategy is sound. The Company's focus will continue to be on market-leading positions in large, fast-growing urban communities. Management believes the Company's primary earnings growth will be generated within existing markets due to population growth, increased utilization due to aging and continued capital investments targeted at generating increasing returns.

         - To compete more effectively in the outpatient area, the Company will establish a senior level operational unit focused on outpatient services. The Company expects to name a new Group President for Outpatient Services by year-end. In addition, HCA anticipates making strategic acquisitions in outpatient services.

         - The Company intends to reduce capital expenditures from approximately $2 billion in 2003, to approximately $1.8 billion in 2004 and to approximately $1.6 billion annually thereafter, excluding acquisitions. Management believes a moderation of capital expenditures is prudent based upon recent volume softness and the fact many of our markets have been recapitalized in the past 5 years.

         - HCA anticipates lowering its target ratio of debt-to-total capitalization from 55 percent to the low-50s or high 40s by mid-to-late 2005.

         - The Company's current $1.5 billion share repurchase program is expected to be completed in a judicious manner, as dictated by market conditions. Share repurchases will remain an integral component of the Company's ongoing financial policies.

         - HCA's Senior Management and Board of Directors are evaluating a change to the Company's existing dividend policy and expects to announce any changes in the Company's existing dividend policy in the first quarter of 2004.

         - The Company has revised its long-term earnings per share growth target after 2004 to low double digits from mid-teens.

         - Due to the Medicare outlier rule change that became effective October 1, 2003, (estimated to reduce Medicare payments by approximately $12 million per month through September 2004, or approximately $0.04 per share per quarter, beginning in the fourth quarter of 2003), the implementation of the Company's previously announced charity care policy (estimated to reduce earnings per share in 2004 by approximately $0.03 to $0.04 per share) and the impact of the Company's increase in its provision for doubtful accounts, the Company expects to report earnings per share for calendar 2003 of $2.56 to $2.60 per diluted share. The Company's guidance for 2003 includes previously recorded pretax gains on sales of facilities of approximately $85 million, or $0.09 per diluted share; and impairment of long-lived assets of ($130 million), or ($0.15) per diluted share, but does not include any potential gains or losses from sales of facilities or impairment charges that may be recorded in the fourth quarter of 2003.

         - The Company anticipates that the factors and trends that affected results of operations in 2003 will continue in 2004 and estimates that it will report earnings per share for calendar 2004 of $2.85 to $2.95. The Company's 2004 guidance assumes that the Company will not realize any potential gains or losses from sales of facilities or impairment charges.


Revenues for the nine months ended September 30, 2003 were $16.2 billion compared to $14.7 billion in 2002. Net income totaled $1.015 billion, or $1.98 per diluted share, compared to $935 million, or $1.78 per diluted share, for the nine months ended September 30, 2002.

The operating results for the nine months ended September 30, 2003 included $85 million of pretax gains, or $0.09 per diluted share, on sales of facilities and a $130 million pretax charge, or ($0.15) per diluted share, on the impairment of long-lived assets. The operating results for the nine months ended September 30, 2002 included a $168 million pretax charge, or ($0.20) per diluted share, on the impairment of investment securities, a $19 million pretax charge, or ($0.03) per diluted share, on the impairment of long-lived assets and $46 million pretax, or ($0.06) per diluted share, of investigation related costs.

At September 30, 2003, the Company's balance sheet reflected total debt of $8.8 billion; stockholders' equity (including common and minority equity) of $6.8 billion; and total assets of $20.6 billion. The Company's ratio of debt-to-debt plus stockholders' equity was 56.4 percent at September 30, 2003 compared to
53.7 percent at September 30, 2002.

During the third quarter, the Company repurchased 6.0 million shares of its common stock at a cost of $210 million (average cost of $34.75 per share) and has approximately $1.0 billion remaining on the previously announced $1.5 billion share repurchase program. The Company had 497 million shares outstanding as of September 30, 2003.

During the quarter, HCA reached a preliminary understanding with attorneys representing shareholder groups to settle class action securities lawsuits originally filed in 1997. Under the preliminary understanding, HCA will establish a $49.5 million settlement fund to pay class members based on their individual claims. The settlement is subject to execution of a definitive settlement agreement and approval by the U.S. District Court in Nashville. The Company has also reached a preliminary understanding with insurance carriers under which the insurers will pay the majority of the settlement.

During the third quarter of 2003, the Company paid the U.S. Department of Justice $641 million, which includes interest, to settle all remaining investigation issues between the Company and DOJ with respect to cost reports and physician relations. HCA recognized a charge for these settlement costs during the fourth quarter of 2002.

At September 30, 2003, the Company operated 190 hospitals and 82 ambulatory surgery centers (including 7 hospitals and 4 ASCs owned through 50/50 equity joint ventures) located in 23 states, London, England and Geneva, Switzerland compared to 181 hospitals and 78 ambulatory surgery centers (including 6 hospitals and 4 ASCs owned through equity joint ventures) at September 30, 2002.

HCA will host a conference call for investors at 9:00 a.m. Central Daylight Time today. All interested investors are invited to access a live audio broadcast of the call via webcast. The broadcast also will be available on a replay basis beginning this afternoon and through the next 30 days. The web cast can be accessed at http://www.firstcallevents.com/service/ajwz389238490gf12.html or via the Investor Relations site at www.hcahealthcare.com.


                                      # # #

This press release contains forward-looking statements based on current management expectations. Those forward-looking statements include all statements regarding our estimated results of operations in future periods and all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to (i) the highly competitive nature of the health care business, (ii) the efforts of insurers, health care providers and others to contain health care costs, (iii) possible changes in the Medicare and Medicaid programs that may impact reimbursements to health care providers and insurers, (iv) the ability to achieve operating and financial targets and achieve expected levels of patient volumes and control the costs of providing services, (v) the possible enactment of Federal or state health care reform,
(vi) the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical support personnel, (vii) potential liabilities and other claims that may be asserted against the Company,
(viii) fluctuations in the market value of the Company's common stock, (ix) the Company's ability to complete the share repurchase program, (x) changes in accounting practices, (xi) changes in general economic conditions, (xii) future divestitures which may result in additional charges, (xiii) changes in revenue mix and the ability to enter into and renew managed care provider arrangements on acceptable terms, (xiv) the availability and terms of capital to fund the expansion of the Company's business, (xv) changes in business strategy or development plans, (xvi) delays in receiving payments for services provided,
(xvii) increases in the amount and risk of collectibility of uninsured accounts and deductibles and co-pay amounts for insured accounts, (xviii) the outcome of pending and any future tax audits and litigation associated with the Company's tax positions, (xix) the outcome of the Company's continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures and the Company's corporate integrity agreement with the government, (xx) changes in Federal, state or local regulations affecting the health care industry, (xxi) the impact of charity and self-pay discounting care policy changes, (xxii) the ability to successfully integrate the operations of Health Midwest, (xxiii) the ability to develop and implement the financial enterprise resource planning information system within the expected time and cost projections and, upon implementation, to realize the expected benefits and efficiencies, (xxiv) the ability to enter into definitive written agreements with regard to the understanding with attorneys representing the class in the class action litigation and insurance carriers, and obtain court approval thereof; and

(xxv) other risk factors detailed from time to time in the Company's filings with the SEC. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to "Company" and "HCA" as used throughout this document refer to HCA Inc. and its affiliates.

                                    HCA INC.
                    CONDENSED CONSOLIDATED INCOME STATEMENTS
                                  THIRD QUARTER
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                               2003                            2002
                                                                    ----------------------------     ----------------------------
                                                                      AMOUNT            RATIO          Amount           Ratio
                                                                    ---------        -----------     ---------        -----------

Revenues ......................................................     $   5,471              100.0%    $   4,929              100.0%

Salaries and benefits .........................................         2,189               40.0         1,999               40.6
Supplies ......................................................           882               16.1           795               16.1
Other operating expenses ......................................           952               17.5           859               17.4
Provision for doubtful accounts ...............................           566               10.3           411                8.3
Insurance subsidiary gains on sales of investments ............            (1)                --            (2)                --
Equity in earnings of affiliates ..............................           (52)              (1.0)          (50)              (1.0)
Depreciation and amortization .................................           283                5.3           253                5.1
Interest expense ..............................................           127                2.3           111                2.3
Gains on sales of facilities ..................................           (10)              (0.2)           --                 --
Impairment of investment securities ...........................            --                 --           168                3.4
Investigation related costs ...................................             3                 --            16                0.3
                                                                    ---------        -----------     ---------        -----------

                                                                        4,939               90.3         4,560               92.5
                                                                    ---------        -----------     ---------        -----------

Income before minority interests and income taxes .............           532                9.7           369                7.5

Minority interests in earnings of consolidated entities .......            34                0.6            34                0.7
                                                                    ---------        -----------     ---------        -----------

Income before income taxes ....................................           498                9.1           335                6.8

Provision for income taxes ....................................           192                3.5           135                2.7
                                                                    ---------        -----------     ---------        -----------

     Net income ...............................................     $     306                5.6     $     200                4.1
                                                                    =========        ===========     =========        ===========

Diluted earnings per share ....................................     $    0.61                        $    0.38

Shares used in computing diluted earnings per share (000)  ....       505,612                          527,260

                                    HCA INC.
                  CONDENSED CONSOLIDATED INCOME STATEMENTS FOR
               THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                                2003                             2002
                                                                    ----------------------------     ----------------------------
                                                                      AMOUNT               RATIO       Amount               Ratio
                                                                    ---------              -----     ---------              -----

Revenues ......................................................     $  16,211              100.0%    $  14,705              100.0%

Salaries and benefits .........................................         6,463               39.9         5,889               40.0
Supplies ......................................................         2,597               16.0         2,351               16.0
Other operating expenses ......................................         2,731               16.8         2,491               17.0
Provision for doubtful accounts ...............................         1,571                9.7         1,150                7.8
Insurance subsidiary losses on sales of investments ...........            --                 --             2                 --
Equity in earnings of affiliates ..............................          (163)              (1.0)         (156)              (1.1)
Depreciation and amortization .................................           822                5.1           752                5.3
Interest expense ..............................................           364                2.2           340                2.3
Gains on sales of facilities ..................................           (85)              (0.5)           --                 --
Impairment of investment securities ...........................            --                 --           168                1.1
Impairment of long-lived assets ...............................           130                0.8            19                0.1
Investigation related costs ...................................             8                0.1            46                0.3
                                                                    ---------              -----     ---------              -----

                                                                       14,438               89.1        13,052               88.8
                                                                    ---------              -----     ---------              -----

Income before minority interests and income taxes .............         1,773               10.9         1,653               11.2

Minority interests in earnings of consolidated entities .......           120                0.7           111                0.7
                                                                    ---------              -----     ---------              -----

Income before income taxes ....................................         1,653               10.2         1,542               10.5

Provision for income taxes ....................................           638                3.9           607                4.1
                                                                    ---------              -----     ---------              -----

     Net income ...............................................     $   1,015                6.3     $     935                6.4
                                                                    =========              =====     =========              =====

Diluted earnings per share ....................................     $    1.98                        $    1.78

Shares used in computing diluted earnings per share (000) .....       514,077                          525,659

                                    HCA INC.
                   SUPPLEMENTAL OPERATING RESULTS INFORMATION
                 (Dollars in millions, except per share amounts)

                                                                                                          FOR THE NINE MONTHS
                                                                                    THIRD QUARTER          ENDED SEPTEMBER 30,
                                                                                ----------------------   ----------------------
                                                                                   2003         2002        2003         2002
                                                                                ---------    ---------   ---------    ---------

Net income ..................................................................   $     306    $     200   $   1,015    $     935
        Gains on sales of facilities (net of tax) ...........................          (7)          --         (49)          --
        Impairment of investment securities (net of tax) ....................          --          107          --          107
        Impairment of long-lived assets (net of tax) ........................          --           --          79           18
        Investigation related costs (net of tax) ............................           3           12           6           29
                                                                                ---------    ---------   ---------    ---------
Net income, excluding gains on sales of facilities, impairment of investment securities, impairment of long-lived assets and
  investigation related costs (a) ...........................................         302          319       1,051        1,089
        Depreciation and amortization .......................................         283          253         822          752
        Interest expense ....................................................         127          111         364          340
        Minority interests in earnings of consolidated entities .............          34           34         120          111
        Provision for income taxes ..........................................         189          200         655          686
                                                                                ---------    ---------   ---------    ---------

Adjusted EBITDA (a) .........................................................   $     935    $     917   $   3,012    $   2,978
                                                                                =========    =========   =========    =========


Diluted earnings per share:
        Net income ..........................................................   $    0.61    $    0.38   $    1.98    $    1.78
        Gains on sales of facilities (net of tax) ...........................       (0.01)          --       (0.09)          --
        Impairment of investment securities (net of tax) ....................          --         0.20        0.15         0.20
        Impairment of long-lived assets (net of tax) ........................          --           --          --         0.03
        Investigation related costs (net of tax) ............................          --         0.02          --         0.06
                                                                                ---------    ---------   ---------    ---------
        Net income, excluding gains on sales of facilities, impairment of investment securities, impairment of long-lived assets and
            investigation related costs (a) .................................   $    0.60    $    0.60   $    2.04    $    2.07
                                                                                =========    =========   =========    =========

Shares used in computing diluted earnings per share (000) ...................     505,612      527,260     514,077      525,659

---------------------------------------------------

(a) Net income, excluding gains on sales of facilities, impairment of investment securities, impairment of long-lived assets and investigation related costs, and adjusted EBITDA, are non-GAAP financial measures. The Company believes that net income, excluding certain measures required to be disclosed by GAAP, and adjusted EBITDA are important operating measures that supplement discussions and analysis of the Company's results of operations. The Company believes that it is useful to investors to provide disclosures of its results of operations on the same basis as that used by management. HCA's management relies upon net income, excluding certain measures required to be disclosed by GAAP, and adjusted EBITDA as the primary measures to review and assess operating performance of its hospital facilities and their management teams.

        Management and investors review both the Company's overall performance (including net income, excluding certain measures required to be disclosed by GAAP, GAAP net income and GAAP EPS) and the operating performance of the Company's health care facilities (adjusted EBITDA). Adjusted EBITDA and the adjusted EBITDA margin (adjusted EBITDA divided by revenues) are utilized by management and investors to compare the Company's current operating results with the corresponding periods during the previous year and to compare the Company's operating results with other companies in the health care industry. The Company has incurred significant settlement charges, asset and investment impairments, gains on sales of facilities and investigation related costs during the nine months ended September 30, 2003 and the year ended December 31, 2002 and it is reasonable to expect that asset impairment charges and gains on sales of facilities will occur in future periods, but the amounts recognized for these items can vary significantly from quarter to quarter, do not directly relate to the ongoing operations of the Company's health care facilities and complicate quarterly operations comparisons of the Company's results of operations and operations comparisons with other health care companies. In addition, the Company does not currently expect to incur settlement charges and investigation related costs in future periods and the nature and materiality of these charges have significant effects on the ability of an investor to compare the operating results of the Company's hospital facilities from period to period and to compare the Company's operating results with other companies in the industry.

        Net income, excluding certain measures required to be disclosed by GAAP, and adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States, and should not be considered as alternatives to net income as a measure of operating performance or to cash flows from operating, investing and financing activities as a measure of liquidity. Because net income, excluding certain measures required to be disclosed by GAAP, and adjusted EBITDA are not measurements determined in accordance with generally accepted accounting principles and are susceptible to varying calculations, net income, excluding certain measures required to be disclosed by GAAP, and adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

                                    HCA INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                              (DOLLARS IN MILLIONS)

                                                              SEPTEMBER 30,     JUNE 30,     DECEMBER 31,
                                                                   2003           2003           2002
                                                              -------------     --------     ------------
                                     ASSETS
Current assets:
     Cash and cash equivalents .............................    $     182      $     184      $     161
     Accounts receivable, net ..............................        2,924          2,873          2,788
     Inventories ...........................................          491            493            462
     Deferred income taxes .................................          494            640            568
     Other .................................................          720            606            526
                                                                ---------      ---------      ---------

          Total current assets .............................        4,811          4,796          4,505

Property and equipment, at cost ............................       18,167         17,893         16,800
Accumulated depreciation ...................................       (7,561)        (7,399)        (7,079)
                                                                ---------      ---------      ---------
                                                                   10,606         10,494          9,721

Investments of insurance subsidiary ........................        1,668          1,549          1,355
Investments in and advances to affiliates ..................          666            661            679
Goodwill ...................................................        2,489          2,501          1,994
Deferred loan costs ........................................           72             67             67
Other ......................................................          334            402            420
                                                                ---------      ---------      ---------

                                                                $  20,646      $  20,470      $  18,741
                                                                =========      =========      =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable ......................................    $     749      $     765      $     809
     Accrued salaries ......................................          493            461            438
     Other accrued expenses ................................        1,120          1,134          1,113
     Government settlement accrual .........................           --            683            933
     Long-term debt due within one year ....................          502            808            446
                                                                ---------      ---------      ---------

          Total current liabilities ........................        2,864          3,851          3,739

Long-term debt .............................................        8,278          7,568          6,497
Professional liability risks ...............................        1,332          1,271          1,193
Deferred income taxes and other liabilities ................        1,378          1,128            999
Minority interests in equity of consolidated entities ......          678            672            611

Stockholders' equity .......................................        6,116          5,980          5,702
                                                                ---------      ---------      ---------

                                                                $  20,646      $  20,470      $  18,741
                                                                =========      =========      =========

Current ratio ..............................................         1.68           1.25           1.20
Ratio of debt to debt plus common and minority equity ......         56.4%          55.7%          52.4%
Shares outstanding (thousands) .............................      496,643        501,053        514,176

                                    HCA INC.
                              OPERATING STATISTICS
                               FOR THE NINE MONTHS


                                                                                 FOR THE NINE MONTHS
                                                       THIRD QUARTER             ENDED SEPTEMBER 30,
                                                -------------------------     -------------------------
                                                    2003           2002          2003            2002
                                                ----------     ----------     ----------     ----------
CONSOLIDATED HOSPITALS:
          Number of Hospitals                          183            175            183            175
          Weighted Average Licensed Beds            42,098         39,998         41,419         39,973
          Licensed Beds at End of Period            41,997         40,056         41,997         40,056

      REPORTED:
          Admissions                               407,700        392,400      1,221,200      1,191,100
                % Change                               3.9%                          2.5%
          Equivalent Admissions                    606,200        585,200      1,798,800      1,764,100
                % Change                               3.6%                          2.0%
          Revenue per Equivalent Admission      $    9,025     $    8,423     $    9,012     $    8,336
                % Change                               7.1%                          8.1%
          Inpatient Revenue per Admission       $    8,146     $    7,735     $    8,182     $    7,630
                % Change                               5.3%                          7.2%

          Patient Days                           2,001,800      1,921,300      6,049,200      5,909,800
          Equivalent Patient Days                2,976,900      2,865,300      8,910,500      8,752,400

          Emergency Room Visits                  1,286,600      1,211,900      3,771,100      3,616,800
                % Change                               6.2%                          4.3%

          Outpatient Revenues as a
              Percentage of Patient Revenues          38.1%          37.3%          37.2%          37.0%

          Average Length of Stay                       4.9            4.9            5.0            5.0

          Occupancy                                   51.7%          52.2%          53.5%          54.2%
          Equivalent Occupancy                        76.8%          77.7%          78.8%          80.3%

      SAME FACILITY:
          Admissions                               390,000        389,100      1,183,800      1,181,900
                % Change                               0.2%                          0.2%
          Equivalent Admissions                    578,000        579,300      1,740,100      1,749,200
                % Change                              -0.2%                         -0.5%
          Revenue per Equivalent Admission      $    9,011     $    8,412     $    8,990     $    8,311
                % Change                               7.1%                          8.2%
          Inpatient Revenue per Admission       $    8,279     $    7,741     $    8,261     $    7,635
                % Change                               7.0%                          8.2%

          Emergency Department Visits            1,237,100      1,202,500      3,669,100      3,592,800
                % Change                               2.9%                          2.1%


NUMBER OF CONSOLIDATED AND
NON-CONSOLIDATED (50/50 EQUITY
JOINT VENTURES) HOSPITALS:

          Consolidated                                 183            175            183            175
          Non-Consolidated (50/50 Equity
              Joint Ventures)                            7              6              7              6
                                                ----------     ----------     ----------     ----------
          Total Number of Hospitals                    190            181            190            181
                                                ==========     ==========     ==========     ==========